Exhibit 99.1

This press release may not be distributed, directly or indirectly, into or in, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. The Offer is not being made to (and acceptances will not be accepted from) persons in those countries or elsewhere where their participation requires further documentation, filing or other measures in addition to those required by Swedish law.

Stanley Black & Decker Announces All Conditions For Completion Of Its Recommended All-Cash Offer To Acquire Niscayah Have Been Satisfied And The Offer Will Be Completed

New Britain, Connecticut, September 2, 2011

•	The Shares Tendered In The Offer, Together With The Shares Acquired Outside Of The Offer, Represent Approximately 94.9% Of The Outstanding Shares In Niscayah (On A Fully Diluted Basis)

•	All Conditions For Completion Of The Offer Have Been Satisfied: The Offer Is Declared Unconditional And Will Be Completed

•	Settlement Is Expected To Commence On September 9, 2011

•

The Acceptance Period Is Extended Up To And Including September 23, 2011, In Order To Provide Shareholders And/Or Warrant Holders That Have Not Yet Submitted Their Acceptances The Opportunity To Accept The Offer

Stanley Black & Decker, Inc. (NYSE: SWK) (“Stanley Black & Decker”) announced today that all of the conditions for completion of its recommended all-cash offer, through a tender offer by its indirect wholly-owned subsidiary SBD Holding AB (“SBD Holding”), to acquire all shares and warrants in Niscayah Group AB (publ) (OMX: NISC) (“Niscayah”), for SEK 18.00 per share and SEK 0.05 per warrant in cash (the “Offer”), have been satisfied. Accordingly, SBD Holding has declared the Offer unconditional in all respects and will complete the Offer.

For shareholders and/or warrant holders that have accepted the Offer during the original acceptance period ending September 1, 2011, settlement is expected to commence, as previously communicated, on September 9, 2011.

In order to provide shareholders and/or warrant holders that have not yet submitted their acceptances the opportunity to accept the Offer, SBD Holding extended the acceptance period up to and including September 23, 2011 at 5:00 p.m. (CET) / 11:00 a.m. (ET). For shareholders and/or warrant holders that accept the Offer during the extended acceptance period settlement is expected to occur on or around September 30, 2011. SBD Holding reserves the right to further extend the acceptance period, as well as the right to postpone the settlement date.

The shares tendered in the Offer, together with the shares acquired by SBD Holding through purchases outside of the Offer, represent approximately 94.9% of the outstanding shares and approximately 96.4% of the total number of votes in Niscayah (on a fully diluted basis).1

Upon expiration of the acceptance period on September 1, 2011, the Offer had been accepted by shareholders and/or warrant holders representing 274,264,060 shares and 2,665,900 warrants, representing approximately 74.8% of the outstanding shares and approximately 82.2% of the total votes in Niscayah (on a fully diluted basis).2

When the Offer was announced on June 27, 2011, neither Stanley Black & Decker, nor SBD Holding owned or controlled any shares or warrants in Niscayah. Following the announcement of the Offer, SBD Holding has acquired in total 74,248,433 class B shares of Niscayah, representing approximately 20.1% of the outstanding shares and approximately 14.2% of the total number of votes in Niscayah (on a fully diluted basis)3, at prices not exceeding SEK 18.00, through purchases outside of the Offer.4

As SBD Holding holds more than 90% of the shares of Niscayah, SBD Holding intends to initiate a compulsory acquisition procedure under the Swedish Companies Act to acquire all remaining shares in Niscayah. SBD Holding also intends to act to have the class B share in Niscayah delisted from NASDAQ OMX Stockholm.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on September 2, 2011 at 7 p.m. (CET) / 1 p.m. (ET).

Contacts (United States):

Kate White Vanek

Vice President, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+ 46 738 394 118

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning the date for settlement and the expiration of the acceptance period for the Offer.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended July 2, 2011; and other filings Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

[1]	Based on 370,058,897 shares in Niscayah (including 1,800,000 treasury shares and 5,000,000 warrants).
[2]	See footnote 1.
[3]	See footnote 1.
[4]

In accordance with, and subject to the restrictions under, applicable laws, rules and regulations, Stanley Black & Decker, SBD Holding and its affiliates and any advisor, broker or other person acting as the agent for, or on behalf of, Stanley Black & Decker, SBD Holding or any of its affiliates have and may continue to make arrangements to purchase class B shares in Niscayah outside of the United States, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. Such purchases or arrangements to purchase have been made from the time of the announcement of this Offer and may continue to me made through the expiry of the extended acceptance period and following the Offer. No such purchases may be made at prices higher than the consideration offered under the Offer or on terms more favorable than the terms of the Offer, unless the consideration and other terms and conditions of the Offer are revised accordingly. Stanley Black & Decker will promptly disclose information regarding such purchases of or arrangements to purchase Niscayah shares in the United States by means of a press release, to the extent that such information is made public in Sweden pursuant to applicable Swedish regulations, and will provide such information to holders of or beneficial owners of Niscayah shares upon their request without charge.